                                                                      EXHIBIT 23
INDEPENDENT AUDITORS' CONSENT


IDEX Corporation:

We consent to the incorporation by reference in the Registration Statement of IDEX Corporation on Form S-3 (File Number 333-41627) and in the Registration Statements of IDEX Corporation on Form S-8 (File Numbers 33-47678, 33-56586, 33-67688 and 333-18643) of our reports, dated January 16, 2001, appearing in and incorporated by reference in this Annual Report on Form 10-K of IDEX Corporation for the year ended December 31, 2000.



Deloitte & Touche LLP



Chicago, Illinois

January 31, 2001